UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2026

Energy Vault Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39982	85-3230987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

4165 East Thousand Oaks Blvd., Suite 100 Westlake Village, California 91362
(Address of principal executive offices Zip Code)

(805) 852-0000
Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NRGV	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 22, 2025, Energy Vault Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Company agreed to issue and sell up to $50.0 million in aggregate principal amount of senior unsecured convertible debentures in multiple tranches. The initial closing was on September 22, 2025, where the Company issued Debentures in the aggregate principal amount of $30.0 million to the Investor (the “Tranche 1 Debentures”), with a subsequent closing on December 16, 2025, where the Company issued additional Debentures in the aggregate principal amount of $20.0 million to the Investor (the “Tranche 2 Debentures”). On December 30, 2025, the Company and the Investor entered into the first amendment to the Purchase Agreement (the “First Amendment”), pursuant to which the Company agreed to issue and sell an additional $15.0 million of Debentures to the Investor (the “Tranche 3 Debentures,” together with the Tranche 1 Debentures and the Tranche 2 Debentures, the “Debentures”).

On February 9, 2026, the Company and the Investor entered into the second amendment to the Purchase Agreement (the “Second Amendment”) and amended and restated each of the (i) the Tranche 1 Debentures (the “A&R Tranche 1 Debentures”), (ii) the Tranche 2 Debentures (the “A&R Tranche 2 Debentures) and (iii) the Tranche 3 Debentures (the “A&R Tranche 3 Debentures,” collectively with the A&R Tranche 1 Debentures and the A&R Tranche 2 Debentures, the “A&R Debentures,” the A&R Debentures together with the Second Amendment, the “Yorkville Amendments”). The Yorkville Amendments provide for, among other thing, additional covenant flexibility, additional call protection to the Tranche 1 Debentures and a requirement for us to redeem 100% of the outstanding principal amount of the Debentures upon completion of certain debt financings, subject to the right of the holders thereof to waive payment of the redemption price in respect thereof (in which case, such Debentures will continue to remain outstanding).

The foregoing descriptions of the Second Amendment, the A&R Tranche 1 Debenture, the A&R Tranche 2 Debenture and the A&R Tranche 3 Debenture are qualified in their entirety by reference to the full text of the Second Amendment, the A&R Tranche 1 Debenture, the A&R Tranche 2 Debenture and the A&R Tranche 3 Debenture, which are attached as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 8.01	Other Events.

On February 11, 2026, the Company provided certain updated disclosures, including certain (i) updated risk factors (ii) updated business disclosures and (iii) updated cash and long-term debt figures, each as set forth on Exhibit 99.1 to update the disclosures previously provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, each as filed with the Securities and Exchange Commission, and as may be further updated by the Company’s Current Reports on Form 8-K. The disclosures set forth in Exhibit 99.1 update, and should be read in connection with, the disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025. The disclosures set forth in Exhibit 99.1 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1*	Amended and Restated Tranche 1 Debenture, dated February 9, 2026
4.2*	Amended and Restated Tranche 2 Debenture, dated February 9, 2026
4.3*	Amended and Restated Tranche 3 Debenture, dated February 9, 2026
10.1*	Second Amendment to Securities Purchase Agreement, dated February 9, 2026, by and between Energy Vault Holdings, Inc. and YA II PN, LTD.
99.1	Updated Disclosure
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: February 11, 2026	By:	/s/ Michael Beer
Name: Michael Beer
Title: Chief Financial Officer